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                                                                       Exhibit A


[SCHOONOVER BOYER + ASSOCIATES LOGO]
  Certified Public Accountants/Financial Advisors



March 29, 2004

Stephen W. Brown, Secretary
Crown NorthCorp, Inc.
1251 Dublin Road
Columbus, Ohio 43215

         Re: Crown NorthCorp, Inc.'s Form 10-KSB for the period ending December 31, 2003


Dear Mr. Brown:

Our firm is preparing to complete and deliver its independent auditors' report on the financial statements of Crown NorthCorp, Inc. (the "Report") for inclusion in the referenced Form 10-KSB, which will be filed with the Securities and Exchange Commission. For us to complete the Report, we must first receive from another accounting firm audited financial statements on European operations acquired by Crown NorthCorp. Such statements have not yet been received.

Very truly yours,

/s/

SCHOONOVER BOYER + ASSOCIATES








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